STOCK PURCHASE AGREEMENT

by and among

YONG LI,

as agent and attorney-in-fact for the Buyers,

JOE TYSZKO,

and

RJS DEVELOPMENT, INC.

DATED AS OF APRIL 23, 2012

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of April 23, 2012, by and among Yong Li, as agent and attorney-in-fact (“Agent”) for the persons listed on Exhibit A attached hereto (“Buyers”), Joe Tyszko (“Seller”) and RJS Development, Inc. (the “Company”), a Florida corporation.

RECITALS

WHEREAS, Seller is the record owner of 5,951,544 shares of common stock, par value $0.01 per share (the “Shares”) of the Company; and

WHEREAS, Seller wishes to sell to Agent, as agent and attorney-in-fact for Buyers, and Agent, as agent and attorney-in-fact for Buyers, wishes to purchase from Seller, the Shares, all on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1           Definitions.  For purposes of this Agreement, the following terms shall have the respective meanings given below:

“Affiliate” means an affiliate as defined in Rule 405 under the Securities Act and includes any past and present Affiliate of a Person.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law).

“Agent” has the meaning set forth in the preamble hereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Articles of Incorporation” means the articles of incorporation of the Company filed with the Secretary of State of the State of Florida, as may be amended or restated from time to time.

“Buyer Indemnified Party” has the meaning set forth in Section 5.4(a).

“Buyers” has the meaning set forth in the preamble hereto.

“Bylaws” means the bylaws of the Company, as may be amended or restated from time to time.

“Closing Date” means the date hereof, unless extended by the mutual written consent of Agent and Seller.

“Closing” has the meaning set forth in Section 2.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the preamble hereto.

“Company Debt” means, with respect to the Company, (a) all obligations for borrowed money or funded indebtedness, whether or not contingent (including without limitation, all principal, interest, premiums, penalties, fees, expenses, indemnities, and breakage costs); (b) any indebtedness evidenced by any note, bond, debenture or other debt security; (c) all obligations for the deferred purchase price of property or services other than those incurred in the ordinary course of business; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations under leases that have been or should be recorded as capital leases in accordance with GAAP; (f) all obligations, contingent or otherwise, of the Company under acceptance, letter of credit or similar facilities; (g) any “earn-out” payment obligations; (h) all indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by the Company; and (h) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Company Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by the Company, even though the Company has not assumed or become liable for the payment of such Company Debt.

“Escrow Agent” means Agent’s counsel, solely in its capacity as Escrow Agent pursuant to the Escrow Agreement.

“Escrow Agreement” means that certain escrow agreement, dated as of January 20, 2012, by and among Seller, Agent, as agent and attorney-in-fact for the Buyers and Agent’s counsel, as escrow agent.

“Escrow Deposit” means Agent’s deposit with the Escrow Agent in the amount of $50,000 in cash pursuant to the Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Statements” has the meaning set forth in Section 3.6(c).

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means any government or quasi-governmental organization or political subdivision, whether federal, state, local, municipal or foreign, or any agency, bureau, commission, court, agency, commission, department, official, political subdivision, tribunal, arbitration panel or other or instrumentality of any such organization or subdivision, or any federal, state, local or foreign court or arbitrator.

“Information Statement” means an information statement prepared and filed with the SEC in accordance with the Exchange Act and all applicable rules promulgated thereunder, in definitive form and relating to the approval by the shareholders of the Company of  the reverse stock split of the issued and outstanding shares of Common Stock on a one share for twenty-five basis, so that, upon the effectiveness of such reverse stock split, the issuance of 4,600,000 shares to Joe Tyszko and the transfer of 539,544 shares to Joe Tyszko from other shareholders, Joe Tyszko shall own 99.2% of the then issued and outstanding shares of Common Stock.

“Liens” means any claims, liens, charges, restrictions, options, preemptive rights, mortgages, hypothecations, assessments, pledges, encumbrances or security interests of any kind or nature whatsoever.

“Losses” has the meaning set forth in Section 5.4(b).

“Material Adverse Effect” means a material adverse effect on: (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company; or (ii) the ability of the Company to perform its obligations hereunder.

“OFAC” has the meaning set forth in Section 3.24.

“Permits” means any license, permit, franchise, authorization, certificate of authority, qualification, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity or government (whether federal, state, county, city or otherwise, including, but not limited to, any instrumentality, division, agency or department thereof).

“Purchase Price” has the meaning set forth in Section 2.2.

“Schedule 14f-1” means an information statement on Schedule 14f-1 pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, relating to the appointment of such individual(s) to the Board of Directors of the Company as determined by Agent.

“SEC Reports” has the meaning set forth in Section 3.6(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Indemnified Party” has the meaning set forth in Section 5.4(a).

“Seller” has the meaning set forth in the preamble hereto.

“Shares” has the meaning set forth in the recitals hereto.

“Tax Returns” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Tax” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto).

“Termination Date” has the meaning set forth in Section 7.1(b).

“Transaction Documents” means all agreements and instruments contemplated by and being delivered pursuant to or in connection with this Agreement.

ARTICLE 2
PURCHASE AND SALE OF STOCK

2.1           Purchase and Sale of the Shares.  Seller, in reliance upon the representations and warranties of Agent contained herein and on the terms and conditions herein set forth, hereby agrees to sell, assign, transfer, convey and deliver to Agent at the closing of the transactions (the “Closing”) contemplated by this Agreement all of his right, title and interest in and to all of the Shares free and clear of all liens and encumbrances.  Agent, in reliance upon the representations and warranties of Seller contained herein and on the terms and conditions hereinafter set forth, hereby agrees to purchase the Shares from Seller at the Closing for a purchase price as set forth in Section 2.2.

2.2           Purchase Price.  The aggregate purchase price for the Shares (the “Purchase Price”) shall be $285,000, inclusive of the Escrow Deposit.

2.3           Payment of Purchase Price.  Subject to the satisfaction or waiver of the conditions to the Closing set forth herein, the Purchase Price shall be paid by Agent to Seller at the Closing by wire transfer of immediately available funds to Seller’s designated bank account.

2.4           Closing.  Subject to the satisfaction or waiver of the conditions to the Closing set forth herein, the Closing will take place remotely via the exchange of documents and signatures on the Closing Date, unless extended by the mutual written consent of the Agent and Seller.  All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

ARTICLE 3
SELLER’S REPRESENTATIONS AND WARRANTIES

Seller hereby represents and warrants to Agent as of the date hereof and as of the Closing Date as follows:

3.1           Organization and Qualification of the Company.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. The Company has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualifications to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a Material Adverse Effect.

3.2           Authority.

(a)           Seller has full power, right and authority to enter into and perform his obligations under this Agreement and each of the Transaction Documents to which Seller is a party and to consummate the transactions contemplated hereby and thereby.  This Agreement and each of the Transaction Documents to which Seller is a party have been duly executed and delivered by Seller and constitute the legal, valid and binding obligations, enforceable against Seller in accordance with their respective terms, except as limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally from time to time in effect and (b) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).  No permits, approvals or consents of or notifications to (x) any Governmental Authorities or (y) any other Persons are necessary in connection with the execution, delivery and performance by Seller of this Agreement, the other Transaction Documents and the consummation by Seller of the transactions contemplated hereby and thereby.

(b)           The Company has the requisite power and authority to execute and deliver this Agreement and each of the Transaction Documents to which the Company is a party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and each of the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company.  This Agreement and each of the Transaction Documents to which the Company is a party have been duly executed and delivered by the Company and represent the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally from time to time in effect and (b) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).  No permits, approvals or consents of or notifications to (x) any Governmental Authorities or (y) any other Persons are necessary in connection with the execution, delivery and performance by the Company of this Agreement, the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby.

3.3           Subsidiaries.  The Company does not have, directly or indirectly, any ownership in any Person.

3.4           Capital Stock.

(a)           The Company is authorized to issue 75,000,000 shares of Common Stock and has 6,000,000 shares of Common Stock issued and outstanding as of the date of this Agreement.  All issued and outstanding shares of Common Stock are legally issued, fully paid and non-assessable and were not issued in violation of the preemptive or other rights of any person or entity.  No shares of any capital stock of the Company are reserved for issuance upon the exercise of outstanding options or warrants to purchase any capital stock or other equity-linked securities of the Company.  All outstanding capital stock have been issued and granted in compliance with all applicable securities laws and regulations.  There are no requirements set forth in any material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which the Company is a party or by which it or any of its assets or properties are bound.

(b)           There are no equity securities or other ownership interests of any class of any equity security of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities or other ownership interests, issued, reserved for issuance or outstanding.   There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.  There is no plan or arrangement to issue any securities of the Company.

(c)           There are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company or Seller is a party or by which the Company or Seller is bound with respect to any equity security of any class of the Company, and there are no agreements to which the Company or Seller is a party which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

3.5           Title to Shares.  Seller is the beneficial and record owner of all of the issued and outstanding Shares, free and clear of any Liens whatsoever.  Seller has good and marketable title to the Shares.  Upon consummation of the transactions provided for in this Agreement in accordance with the terms hereof, Buyers, by and through Agent, will acquire good and marketable title to all of the Shares, free and clear of any Liens whatsoever, other than transfer restrictions under federal and state securities laws and any Liens granted by Agent.

3.6           SEC Filings; Financial Statements.

(a)           The Company and Seller have made available to Agent a correct and complete copy, or there has been available on the EDGAR system maintained by the SEC, copies of each report, registration statement and definitive proxy statement filed by the Company with the SEC for the five (5) years prior to the date of this Agreement (the “SEC Reports”), which are all the forms, reports and documents filed by the Company with the SEC for the five (5) years prior to the date of this Agreement.  As of their respective dates, the SEC Reports: (i) were prepared in accordance, and complied in all material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           The Company is subject to the reporting and filing requirements of the Exchange Act.  The Company is not aware of any deficient or outstanding filings or unresolved staff comments with the SEC as of the date of this Agreement in connection with any of its filing requirements.

(c)           Each set of financial statements (including, in each case, any related notes thereto) contained in the SEC Reports (collectively, the “Financial Statements”) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect.

(d)           As of the date of all balance sheets included in the SEC Reports, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with GAAP.  All statements of operations, stockholders’ equity and cash flows included in the SEC Reports reflect fairly the information required to be set forth therein by GAAP.

(e)           Since January 1, 2006, the Company has maintained a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(f)           The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

3.7           Exchange Act Compliance.  The Company is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act.  No capital stock of the Company is registered under Section 12(g) of the Exchange Act. All of the SEC Reports have been filed on a timely basis or have received a valid extension of such time of filing and have filed any such SEC Reports prior to the expiration of any such extension.

3.8           Absence of Undisclosed Liabilities.  The Company does not have any material debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due) arising out of transactions, series of transactions, actions or inactions entered into or taken at or prior to the Closing, or any state of facts or condition existing at or prior to the Closing (regardless of when such liability or obligation is asserted), including liabilities or obligations on account of Taxes or governmental charges or penalties, interest or fines thereon or in respect thereof, except for liabilities specifically delineated on the SEC Reports.

3.9           Absence of Certain Changes or Events.  Since the date of the Company’s December 31, 2011 balance sheet included in the SEC Reports:

(a)           There has not been a Material Adverse Effect;

(b)           The Company has not: (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements of any kind or nature; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c)           The Company has not: (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent); (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on its most recent balance sheet and current liabilities incurred since that date in the ordinary course of business other than professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d)           The Company has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

3.10           Material Contracts.

(a)           The Company is not a party to or bound by, and its assets and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b)           The Company is not a party to or bound by, and the properties of the Company are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of the Company;

(c)           The Company is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which the Company is a primary obligor all of which are reflected in the Company’s balance sheet, for the borrowing of money or otherwise; (v) collective bargaining agreement; or (vi) agreement with any present or former employee, officer or director of the Company; and

(d)           (i) there exists no contract, agreement or arrangement between the Company and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the Company to own beneficially, five percent (5%) or more of the issued and outstanding capital stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof; (ii) no officer, director or five percent (5%) shareholder of the Company has, or has had since inception of the Company, any known interest, direct or indirect, in any such transaction with the Company which was material to the business of the Company; and (iii) the Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

(e)           The Company is not in default in any respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of the Company and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

3.11           Licenses and Permits.  The Company holds all Permits that are legally required or necessary or material for the current conduct, ownership, use, occupancy or operation of the business of the Company or the Company’s real property.  The Company and Seller are in compliance in all material respects with such Permits, all of which are in full force and effect, and the Company has not received any notices (written or oral) to the contrary.

3.12           Noncontravention.  Neither the execution and delivery of this Agreement or any Transaction Documents by the Company or Seller, nor the consummation by the Company or Seller of the transactions contemplated herein or therein, nor compliance by the Company or Seller with any of the provisions hereof, will (a) conflict with or result in a breach of any provisions of the Company’s Articles of Incorporation or Bylaws, (b) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of a Lien upon the Shares, pursuant to any contract, franchise, license agreement, agreement, arrangement, debt instrument or other commitments or instruments to which the Company or Seller is a party, (c) require a filing with or a Permit from any Governmental Authority, or (d) violate any order or law applicable to the Company or Seller or any of the property or assets of the Company or Seller.   No consent is necessary for the consummation by the Company and Seller of the transactions contemplated by this Agreement.

3.13           Title to Property.  The Company does not own or lease any real property or personal property.  There are no options or other contracts under which the Company has a right or obligation to acquire or lease any interest in real property or personal property.

3.14           Litigation.  There is no action, suit, proceeding or investigation pending or threatened by or against the Company or Seller, or affecting the Company or Seller or the properties of the Company or Seller, at law or in equity, before any court or other Governmental Authority, domestic or foreign, or before any arbitrator of any kind.  The Company is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or Governmental Authority.

3.15           Compliance With Laws and Regulations.  Each of Seller and the Company have complied with all applicable statutes and regulations of any federal, state or other applicable Governmental Authority.  This compliance includes, but is not limited to, the filing of all reports, filings and schedules to date with federal, provincial and state securities authorities. No authorization, approval, consent or order of, or registration, declaration or filing with, any court or other Governmental Authority is required in connection with the execution and delivery by Seller or the Company of this Agreement and the consummation by Seller or the Company of the transactions contemplated hereby.

3.16           Intellectual Property.  The Company does not own, license or otherwise have any right, title or interest in any intellectual property.

3.17           Employees; Employee Benefit Plans.  Except as disclosed in the SEC Reports, the Company has not had since its inception, and does not currently have, any employees, officers, directors, agents or consultants.  The Company maintains no employee benefit plans or programs of any kind or nature.

3.18           Taxes.  The Company has no liabilities with respect to the payment of any federal, state, county, local or other Taxes (including any deficiencies, interest or penalties), except for Taxes accrued but not yet due and payable.  All Taxes due and payable by the Company have been paid in full or reserved for in the Financial Statements.  The liability for Taxes of the Company reflected in the Financial Statements will be sufficient in all material respects to provide for all interest, penalties, assessments or deficiencies which, as of the date hereof, were due and unpaid and the appropriate accrual for other unpaid Taxes not yet due.  The Company has timely filed all federal, state, county, local and foreign tax returns which it is required to have filed, and such returns are complete and correct in all material respects.  Any deficiencies proposed as a result of any governmental audits have been paid or settled, and there are no present disputes as to Taxes payable by the Company.  There are no unexpired waivers by the Company of any statute of limitations with respect to any Taxes, and the Company is not a party to any action or proceedings by any Governmental Authority for the collection or assessment of Taxes.

3.19           Company Debt.  Set forth on Schedule 3.19 attached hereto is a true and complete list of all Company Debt including the amount of principal and unpaid interest outstanding under each instrument evidencing such Company Debt as of the date hereof and a description of the collateral, if any, securing such Company Debt.

3.20           Insurance Policies.  The Company does not hold or maintain, nor is the Company obligated to hold or maintain, any insurance on behalf for itself or its assets or for any officer, director, employee or stockholder of the Company.

3.21           Bank Accounts; Power of Attorney.  Set forth on Schedule 3.21 attached hereto is a true and complete list of: (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by the Company within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of the Company, (b) all safe deposit boxes and other similar custodial arrangements maintained by the Company within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from the Company or who are otherwise authorized to act on behalf of the Company with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

3.22           Solvency.  The Company has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

3.23           Foreign Corrupt Practices Act.  None of the Company, Seller nor any agent or other person acting on behalf of the Company or Seller, has, directly or indirectly: (a) used any funds, or will use any proceeds from the transactions contemplated hereby, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, or made any other unlawful payment, (c) failed to disclose fully any contribution made by the Company, Seller, any Person acting on behalf of the Company or Seller or any members of the Company’s management which is in violation of any legal requirement, or (d) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Company or Seller.

3.24           OFAC.  None of the Company, Seller nor any director, officer, agent, employee, affiliate or person acting on behalf of the Company or Seller, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company has not heretofore engaged in any transaction to lend, contribute or otherwise make available its funds or the funds of any joint venture partner or other person or entity towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person or entity currently subject to any U.S. sanctions administered by OFAC.

3.25           No Misrepresentation.  The information concerning the Company and Seller set forth in this Agreement, including the representations and warranties of Seller set forth in this Agreement or in any of the certificates, schedules, lists, documents, exhibits, or other instruments delivered, or to be delivered, to Seller as contemplated by any provision hereof (including, but not limited to, the Transaction Documents), is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

3.26           Brokers.  No broker, finder or similar agent has been employed by or on behalf of the Company or Seller, and no Person with which the Company or Seller has had any dealings or communications of any kind is entitled to any brokerage commission or finder’s fee in connection with this Agreement or the transactions contemplated hereby, except Larry Goldman, who has acted as a finder and will be paid by Seller at the Closing.

ARTICLE 4
BUYER’S REPRESENTATIONS AND WARRANTIES

Agent hereby represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

4.1           Agent.  Agent is the agent and attorney-in-fact for Buyers.

4.2           Authorization.  Agent has full power, right and authority to enter into and perform his obligations under this Agreement and each of the Transaction Documents to which Agent is a party and to consummate the transactions contemplated hereby and thereby.  This Agreement and each of the Transaction Documents to which Agent is a party have been duly executed and delivered by Agent and constitute the legal, valid and binding obligations, enforceable against Agent in accordance with their respective terms, except as limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally from time to time in effect and (b) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).  No permits, approvals or consents of or notifications to (x) any Governmental Authorities or (y) any other Persons are necessary in connection with the execution, delivery and performance by Agent of this Agreement, the other Transaction Documents and the consummation by Agent of the transactions contemplated hereby and thereby.

4.3           Noncontravention.  The execution, delivery and performance of this Agreement and the Transaction Documents by Agent will not violate and conflict with, or result in the breach of any of the terms, conditions, or provisions of any contract, agreement, mortgage, or other instrument or obligation of any nature to which Agent is a party or by which Agent is bound.

4.4           No Misrepresentation.  None of the representations and warranties of Agent set forth in this Agreement or in any of the certificates, schedules, lists, documents, exhibits, or other instruments delivered, or to be delivered, to Seller as contemplated by any provision hereof (including, but not limited to, the Transaction Documents), contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.5           Purchase for Investment.  Agent represents and warrants that the Shares will be  acquired by Buyers hereto for their own account for the purpose of investment only and not with the view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of the Shares.  Each Buyer is capable of evaluating the merits and risks of the purchase of the Shares and is capable of bearing the economic risks thereof.

ARTICLE 5
COVENANTS AND AGREEMENTS

5.1           Conduct of Business of Seller and the Company.  From and after the date of this Agreement until the Closing Date and except as permitted or contemplated by this Agreement, the Company shall, and Seller shall cause the Company to:

(a)           carry on its business in substantially the same manner as it has heretofore;

(b)           maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(c)           maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(d)           use good faith efforts to perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(e)           use its good faith efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers;

(f)           fully comply with and perform in all material respects all obligations and duties imposed on it by all federal, provincial and state laws and all rules, regulations, and orders imposed by federal, provincial or state governmental authorities;

(g)           make any changes in the Articles of Incorporation or Bylaws, except as otherwise provided in this Agreement;

(h)           take any action described in Section 3.9 (except as permitted therein);

(i)           enter into or amend any contract, agreement or other instrument of any of type;

(j)           sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business; or

(k)           approve, or enter into any contract, agreement or commitment, whether in writing or otherwise and whether made by or on behalf of Seller or the Company, to take any of the actions specified in this Section 5.1.

5.2           Information Statement.

(a)            The Company has prepared and filed with the SEC an information statement in preliminary form relating to the approval by the shareholders of the Company of  the reverse stock split of the issued and outstanding shares of Common Stock on a one share for twenty-five basis, so that, upon the effectiveness of such reverse stock split, the issuance of 4,600,000 shares to Joe Tyszko, and the transfer of 539,544 shares to Joe Tyszko from other shareholders, Joe Tyszko shall own 5,951,544, or 99.2%, of the then issued and outstanding shares of Common Stock.  On February 13, 2012 the Company filed the Information Statement.  None of the information with respect to the Company included in the Information Statement, at the time of the mailing of the Information Statement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Information Statement complied as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

(b)           On February 13, 2012 the Company mailed the Information Statement to the holders of Common Stock as of the record date established for the matters set forth in the Information Statement.

5.3           Notification of Certain Matters.  During the period from the date of this Agreement to the Closing Date, Seller and the Company shall give prompt notice to Agent of the occurrence or non-occurrence of any event known to Seller or the Company the occurrence or non-occurrence of which would reasonably be expected to (i) cause any representation or warranty contained in Article 3 to be untrue in any material respect, (ii) cause Seller or the Company to fail to comply with or satisfy in any material respect any covenant or agreement under this Agreement or (iii) have a Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 5.3 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to Agent.

5.4           Indemnification.

(a)           Seller agrees to indemnify, defend, save and hold harmless Agent, Buyers, the Affiliates of Agent and/or Buyers, and their respective directors, officers, shareholders, employees and agents (each, a “Buyer Indemnified Party”), from and against any and all loss, liability, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of any party to this Agreement or any third-party claims, including interest, reasonable attorneys’, consultants’ and experts’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (individually and collectively, the “Losses”) sustained or incurred by any Buyer Indemnified Party relating to, resulting from, based upon or arising out of (i) any breach of any representations or warranties of Seller set forth in Article 3; or (ii) any breach of Seller’s covenants set forth in Section 5.5; provided, however, that Seller shall not be liable for any portion of any Loss(es) resulting from a breach by Agent of any of its obligations under this Agreement or from Agent’s gross negligence, fraud or willful misconduct.

(b)           Agent agrees to indemnify, defend, save and hold harmless Seller and its respective Affiliates, and their respective directors, officers, shareholders, employees and agents (each, a “Seller Indemnified Party”), from and against any and all Losses sustained or incurred by any Seller Indemnified Party relating to, resulting from or arising out of any breach of the representations of Agent set forth in Article 4; provided, however, that  Agent shall not be liable for any portion of any Loss(es) resulting from a breach by Seller or the Company of any of their respective obligations under this Agreement or from Seller’s or the Company’s gross negligence, fraud or willful misconduct.

(c)           Notwithstanding anything herein to the contrary, in no event shall the aggregate indemnity obligations hereunder of Agent to the Company Indemnified Parties exceed ten thousand Dollars ($10,000).

5.5           Annual Report; Tax Matters.

(a)           Seller shall prepare or cause to be prepared, and timely file, or cause to be timely filed, with the SEC the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  Seller shall prepare the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 on a basis consistent with past practice, except as otherwise required by applicable law or this Agreement.  Buyer shall pay (or, at Agent’s sole discretion, the Company shall pay and Buyer shall reimburse the Company for) up to $5,000 of the costs of any legal, accounting, printing and other fees in connection with the preparation, review and filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and any such costs in excess of $5,000 shall be paid by Seller.

(b)           Seller shall (at its own expense) prepare or cause to be prepared, and timely file, or cause to be timely filed, all Tax Returns for the Company required to be filed after the Closing Date with respect to any Tax period that ends before or includes the Closing Date.  All such Tax Returns shall be prepared on a basis consistent with past practice, except as otherwise required by applicable law or this Agreement.  Seller shall pay (or, at Agent’s sole discretion, the Company shall pay and Seller shall reimburse the Company for) any Taxes of the Company attributable to any Tax period that ends before or includes the Closing Date.

5.6           Schedule 14f-1.  Following the Closing, Seller shall use its commercially reasonable efforts to furnish the Company and Agent with all information that the Company or Agent may reasonably request in connection with the preparation of the Schedule 14f-1 (including, without limitation, in connection with the preparation of responses to any comments thereto provided by the SEC). Seller covenants and agrees that none of the information with respect to Seller or its Affiliates furnished in writing by or on behalf of Seller to the Company specifically for use in the Schedule 14f-1 will, at the time of the filing of the Schedule 14f-1 or any amendments or supplements thereto, and at the time of the effectiveness of the appointment of directors and change of control of the Company described in the Schedule 14f-1, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Seller agrees to correct any information provided by it for use in the Schedule 14f-1 which shall have become false or misleading in any material respect.  The Company and Seller shall cooperate and consult with each other in the preparation of the Schedule 14f-1.

5.7           Further Cooperation.  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein, including executing all documents and taking such other actions as another party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

5.8           Remedies.  Agent and Seller agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate.  As such, Agent and Seller agree that if either such party fails or refuses to fulfill any of its respective obligations under this Agreement or the other Transaction Documents or to make any payment or deliver any instrument required hereunder or thereunder, then the other such party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such other party might be entitled.

5.9           Survival.  The representations and warranties of the parties shall survive indefinitely.  With respect to the covenants and agreements contained in this Agreement that contemplate performance after the Closing Date (including the provisions of this Article 5), such obligations shall survive until the expiration of the applicable statute of limitations.

ARTICLE 6
CONDITIONS TO CLOSING

6.1           Conditions to Obligations of Agent.  The obligations of Agent to consummate the transactions contemplated by this Agreement and the other actions to be taken at the Closing shall be subject to the fulfillment by Seller of the following conditions, any one or more of which may be waived in writing by Agent:

(a)           The representations and warranties made by Seller in this Agreement which are qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of Seller contained in this Agreement which are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date).  The Company and Seller shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by the Company or Seller prior to or at the Closing (except to the extent such conditions have been waived by Agent).  Agent shall be furnished with a certificate, signed by Seller and dated the Closing Date, to the foregoing effect.

(b)           Prior to the Closing Date, there shall not have occurred any material change in the financial condition, business, or operations of the Company.

(c)           The Company shall have no Company Debt as of immediately prior to the Closing other than Company Income Taxes which Seller will pay post Closing.

(d)           Agent has finalized, to its satisfaction, its due diligence process prior to the Company’s filing of the Information Statement.

(e)           In connection with the resignations of the officers of the Company pursuant to Section 6.1(f)(viii), the Board of Directors of the Company shall have appointed Guofeng Feng as the Chief Executive Officer of the Company, effective as of the Closing.

(f)           In addition to the foregoing, at the Closing, Seller will deliver or cause to be delivered to Agent:

(i)           a certificate dated the Closing Date and signed by the Secretary of the Company, certifying that (1) there are no existing liabilities of the Company as of the Closing Date, and (2) there is no action, suit, proceeding, investigation or inquiry pending or threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or which might result in a Material Adverse Effect;

(ii)          a release in the form attached hereto as Exhibit B, executed by Seller;

(iii)         the original stock certificates representing the Shares, with duly executed stock powers or Gold Medallion guaranteed signatures (of which certificates Escrow Agent has in its possession original stock certificates representing 5,951,544 shares of Common Stock);

(iv)         a certificate of good standing for the Company, dated not more than ten (10) business days prior to the Closing Date, issued by the Secretary of State of the State of Florida;

(v)          the Articles of Incorporation of the Company certified by an officer of the Company and a copy of the Bylaws of the Company, certified by an officer of the Company;

(vi)         copies of resolutions of the Board of Directors of the Company, certified by the Secretary of the Company as having been duly and validly adopted and being in full force and effect, (1) authorizing the execution and delivery of this Agreement and the Transaction Documents and the performance of the Company’s obligations under this Agreement and the Transaction Documents, and (2) electing or appointing Agent’s nominees for directors and officers in such capacities as Agent shall identify;

(vii)           all consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated;

(viii)          the written resignation of all the officers of the Company serving in such positions on the date hereof, effective as of the Closing;

(ix)            the written resignation of all the directors of the Company serving in such positions on the date hereof, to be effective ten (10) days following the filing of the 14f-1 information statement, to be filed by the Buyer post Closing;

(x)              financial numbers for the Company’s quarter ended March 31, 2012;

(xi)             all minute books, stock ledgers and similar corporate records of the Company; and

(xii)           such other documents and instruments as Agent or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

All documents delivered to Agent shall be in form and substance reasonably satisfactory to Agent.

6.2           Conditions to Obligations of Seller.  The obligations of Seller and the Company to consummate the transactions contemplated by this Agreement and the other actions to be taken at the Closing shall be subject to the fulfillment by Agent of the following conditions, any one or more of which may be waived in writing by Seller:

(a)           the payment of the Purchase Price, as provided in Section 2.3;

(b)           the reimbursement of $2,500 to the Seller for legal fees related to the filing of the Post Effective Amendment on Form S-1;

(c)           the reimbursement of $600 to the Seller for fees related to the preparation of the Company’s financial numbers for the quarter ended March 31, 2012;  and

(d)           the delivery by Agent of such other documents and instruments as Seller or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

All documents delivered to Seller shall be in form and substance reasonably satisfactory to Seller.

ARTICLE 7
TERMINATION

7.1           Termination.  This Agreement may be terminated at any time prior to the Closing by written notice of the terminating party to the other party (except in the case of termination pursuant to Section 7.1(a) hereof, which requires mutual agreement of all parties):

(a)           by mutual written consent of Agent and Seller;

(b)           by either Agent or Seller, if the transactions contemplated hereby shall not have been consummated prior to April 23, 2012, unless the Closing Date shall have been extended pursuant to Section 2.4, in which case if the transactions contemplated hereby shall not have been consummated on or before the date selected by the Agent at the time of such extension (the “Termination Date”) and, in any case, such failure to consummate is not caused by a breach of this Agreement by the terminating party.

(c)           by Agent, on the one hand, or Seller, on the other hand, if there shall be any law that makes consummation of the transactions set forth herein illegal or otherwise prohibited (or would make consummation of the transactions set forth herein illegal or otherwise prohibited if each Buyer were a party hereto), or if any order enjoining Agent, on the one hand, or Seller, on the other hand, from consummating the transactions set forth herein is entered and such order shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this provision shall have used all reasonable efforts to remove or vacate such order.

7.2           Effect of Termination.

(a)           Subject to this Section 7.2, in the event that this Agreement shall be terminated pursuant to Section 7.1, all further obligations of the parties shall terminate without further obligation of any party (except with respect to Article 5); provided, however, that in the event that this Agreement shall be terminated by Agent pursuant to Section 7.1(b) and, at the time of such termination the Company shall have filed the Information Statement with the SEC, the parties acknowledge and agree that the Escrow Deposit shall be paid to Seller in accordance with Section 1 of the Escrow Agreement.  In the event that either party is ready, willing, and able to consummate the transactions contemplated hereby and the other party hereto fails to complete the applicable conditions set forth in Article 6 or otherwise informs the other party that it or they do not intend to proceed with the Closing, to the extent that such failure or refusal by the such party is otherwise in breach of this Agreement, the non-breaching party may, at its sole option and election, bring an action for specific performance, including the right to seek mandatory injunction or other equitable relief to require the consummation of the transactions set forth in this Agreement or otherwise to seek the breaching party to perform its or their obligations under this Agreement.  Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement, each party will remain liable to the other party or parties for any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement of such party existing at the time of such termination, and a party may seek such remedies, including without limitation, damages against the other party or parties with respect to any such breach as are provided in this Agreement or as are otherwise available at law or in equity.

(b)           The agreements contained in Article 5 and this Article 7, shall survive the termination hereof.  In the event that a condition precedent to a party’s obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the transactions contempated hereby.

ARTICLE 8
MISCELLANEOUS

8.1           Notices, Consents, etc.  Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

(a)           If to Seller:

Joe Tyszko
200 Miramar Blvd NE
St. Petersburg, FL 33704
Tel: (727) 709-3382
e-mail: jtyszko@insiterei.com

with a copy to:

Anslow & Jaclin LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attention:    Gregg E. Jaclin, Esq.
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

(b)           If to Agent:

Yong Li
Room 1725, Building BTop City
No.1 Xiaokejiaxiang Chunxi Road
Jinjiang District, Chengdu, Sichuan 610061
People’s Republic of China
Tel:  +86 (28) 8661-0965

with a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
Attn: Howard S. Jacobs, Esq.
Tel: (212) 940-8505
Fax: (212) 894-5505

and

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
Attn: Evan L. Greebel, Esq.
Tel: (212) 940-6383
Fax: (212) 940-5883

or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section 8.1.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (a) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (b) in the case of a notice delivered by hand, when personally delivered; (c) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (d) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

8.2           Public Announcements.  No party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.  To the extent reasonably feasible, any press release or other announcement or notice regarding the transactions contemplated by this Agreement shall be made jointly by the parties.

8.3           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of New York, in the State of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.4           Severability.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

8.5           Amendment and Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

8.6           Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

8.7           Expenses.  Each of the parties hereto will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement; provided, however, that Seller shall bear all such expenses incurred by the Company and shall pay any and all fees, expenses and costs of the finder identified in Section 3.26.

8.8           Headings.  The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

8.9           Assignment.  This Agreement is intended to bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.  This Agreement will not be assignable or delegable by either party without the prior written consent of the other party; provided, however, that nothing in this Agreement will limit Agent’s ability to assign its rights or delegate its responsibilities, liabilities, and obligations under this Agreement to any person at any time without the consent of Seller.

8.10           Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

8.11           Third Parties.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

8.12           Interpretative Matters.  Unless the context otherwise requires, (a) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits or Schedules in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, and (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and the term “including” shall mean by way of example and not by way of limitation.

8.13           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AGENT, as agent and attorney-in-fact for Buyers:

/s/ Yong Li
Yong Li

SELLER:

/s/ Joe Tyszko
Joe Tyszko

COMPANY:

RJS DEVELOPMENT, INC.

By: /s/ Joe Tyszko
Name:  Joe Tyszko
Title:  Chief Executive Officer

STOCK PURCHASE AGREEMENT

SCHEDULE 3.19

Company Debt

None

 SCHEDULE 3.21

Bank Accounts; Power of Attorney

(a)           Accounts

Account Type	Bank	Account Number	Authority to Sign
Checking	Regions Bank	0100857807	Joe Tyszko

(b)           None

(c)           None

(d)           None

EXHIBIT A

BUYERS

Name	Number of Shares to be Acquired	Percentage of All Outstanding Common Stock as of Closing
Ze Ren Weng Mu	252,000	4.20%
Li GUO	252,000	4.20%
Yong LI	252,000	4.20%
Ran LI	252,000	4.20%
Zelin ZHANG	120,000	2.00%
Zhengquan GAO	240,000	4.00%
Jinhua ZHOU	570,000	9.50%
Jiahui HUANG	120,000	2.00%
Ho Yin Donal TUNG	630,000	10.50%
Zhiqiong LI	120,000	2.00%
Zhigang LIN	60,000	1.00%
Lin FAN	240,000	4.00%
Xue WANG	180,000	3.00%
Feng GE	120,000	2.00%
Xiaozhou HUANG	60,000	1.00%
Kanghua CHEN	120,000	2.00%
Ying LI	60,000	1.00%
Yu DENG	264,000	4.40%
Yong ZHAO	147,000	2.45%
Jun LONG	120,000	2.00%
Baihu TANG	267,000	4.45%
Bin GONG	264,000	4.40%
Ronghui LI	264,000	4.40%
Qinglian FU	119,544	1.99%
Ying ZHANG	60,000	1.00%
Anke FENG	360,000	6.00%
Yan ZHANG	30,000	0.50%
Meijuan CHENG	288,000	4.80%
Ziyao XIA	60,000	1.00%
Bo SUN	60,000	1.00%
TOTAL	5,951,544	99.19%

EXHIBIT B

RELEASE

TO ALL THOSE TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, know that the undersigned (“Releasor”), for Releasor, Releasor’s affiliates (as such term is defined in Rule 405 promulgated under the Securities Act  of 1933, as amended, the “Affiliates”), whether past, present or future, and the respective predecessors, successors and assigns of Seller and his Affiliates (each, a “Releasor Party” and, collectively, the “Releasor Parties”), for good and valuable consideration received by Releasor, the receipt of which is hereby acknowledged, and pursuant to Section 6.1(f)(ii) of that certain Stock Purchase Agreement (the “Agreement”), dated as of April ___, 2012, by and among Yong Li, as agent and attorney-in-fact for the persons listed on Exhibit A attached thereto, and RJS Development, Inc. (the “Company”), a Florida corporation, and Releasor, hereby releases and discharges the Company and the Company’s predecessors, affiliates, successors, assigns, past or present parents, shareholders, principals, directors, officers, employees, agents and representatives (each, a “Releasee” and, collectively, “Releasees”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever in law, admiralty or equity (collectively “Claims”), which, against any Releasee, the Releasor Parties and any of the heirs, executors, administrators, successors or assigns of any Releasor Party ever had, now have, or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Release, including without limitation, all rights, obligations, benefits or payments (including, principal and interest) due or owed pursuant to Company Debt (as such term is defined in the Agreement) owed by the Company to Releasor or an Affiliate of Releasor; provided, however, that this Release shall not serve to release the Releasees from (i) any rights of a Releasor Party expressly set forth in the Agreement; and (ii) any of the Releasees’ obligations to a Releasor Party which may arise after the date hereof.  The parties hereto agree that if, in any judicial proceeding, a court finds any portion of this Release unenforceable, the remainder of this Release shall be enforced to the maximum extent permitted by law.  This Release shall be binding upon and inure to the benefit of the representatives, successors and assigns of each of the parties hereto.  The parties agree that internal laws of the State of New York shall govern the validity and interpretation of this Release.  This Release may not be changed orally.

IN WITNESS WHEREOF, Releasor has duly executed and delivered this Release as of _____________, 2012.

Joe Tyszko